Schedule A

to

Second Amended and Restated Expense Limitation Agreement

Dated:            June 1, 2018

Revised:        [ ], 2022

Expense Limited Fund	End of Initial Term
PIMCO All Asset All Authority Fund	July 31, 2019
PIMCO All Asset Fund	July 31, 2019
PIMCO All Asset: Multi-Real Fund	July 31, 2021
PIMCO All Asset: Multi-RAE PLUS Fund	July 31, 2021
PIMCO All Asset: Multi-Short PLUS Fund	July 31, 2021
PIMCO All Authority: Multi-RAE PLUS Fund	July 31, 2023
PIMCO California Intermediate Municipal Bond Fund	July 31, 2019
PIMCO California Municipal Bond Fund	July 31, 2019
PIMCO California Short Duration Municipal Income Fund	July 31, 2019
PIMCO Climate Bond Fund	July 31, 2021
PIMCO CommoditiesPLUS® Strategy Fund	July 31, 2019
PIMCO CommodityRealReturn Strategy Fund®	July 31, 2019
PIMCO Credit Opportunities Bond Fund	July 31, 2019
PIMCO Diversified Income Fund	July 31, 2019
PIMCO Dynamic Bond Fund	July 31, 2019
PIMCO Emerging Markets Local Currency and Bond Fund	July 31, 2019
PIMCO Emerging Markets Bond Fund	July 31, 2019
PIMCO Emerging Markets Corporate Bond Fund	July 31, 2019
PIMCO Emerging Markets Currency and Short-Term Investments Fund	July 31, 2019
PIMCO Emerging Markets Full Spectrum Bond Fund	July 31, 2019
PIMCO ESG Income Fund	July 31, 2022
PIMCO Extended Duration Fund	July 31, 2019
PIMCO Global Advantage Strategy Bond Fund	July 31, 2019
PIMCO Global Bond Opportunities Fund (U.S. Dollar Hedged)	July 31, 2019
PIMCO Global Bond Opportunities Fund (Unhedged)	July 31, 2019
PIMCO Global Core Asset Allocation Fund	July 31, 2019
PIMCO GNMA and Government Securities Fund	July 31, 2019
PIMCO Government Money Market Fund	July 31, 2019
PIMCO High Yield Fund	July 31, 2019
PIMCO High Yield Municipal Bond Fund	July 31, 2019
PIMCO High Yield Spectrum Fund	July 31, 2019
PIMCO Income Fund	July 31, 2019
PIMCO Inflation Response Multi-Asset Fund	July 31, 2019
PIMCO International Bond Fund (Unhedged)	July 31, 2019
PIMCO International Bond Fund (U.S. Dollar-Hedged)	July 31, 2019
PIMCO Investment Grade Credit Bond Fund	July 31, 2019
PIMCO Long Duration Total Return Fund	July 31, 2019
PIMCO Long-Term Credit Bond Fund	July 31, 2019

PIMCO Long-Term Real Return Fund	July 31, 2019
PIMCO Long-Term U.S. Government Fund	July 31, 2019
PIMCO Low Duration Credit Fund	July 31, 2019
PIMCO Low Duration Fund	July 31, 2019
PIMCO Low Duration Fund II	July 31, 2019
PIMCO Low Duration ESG Fund	July 31, 2019
PIMCO Low Duration Income Fund	July 31, 2019
PIMCO Moderate Duration Fund	July 31, 2019
PIMCO Mortgage Opportunities and Bond Fund	July 31, 2019
PIMCO Mortgage-Backed Securities Fund	July 31, 2019
PIMCO Municipal Bond Fund	July 31, 2019
PIMCO National Intermediate Municipal Bond Fund	July 31, 2019
PIMCO New York Municipal Bond Fund	July 31, 2019
PIMCO Preferred and Capital Securities Fund	July 31, 2019
PIMCO RAE Fundamental Advantage PLUS Fund	July 31, 2019
PIMCO RAE PLUS EMG Fund	July 31, 2019
PIMCO RAE PLUS Fund	July 31, 2019
PIMCO RAE PLUS International Fund	July 31, 2019
PIMCO RAE PLUS Small Fund	July 31, 2019
PIMCO RAE Worldwide Long/Short PLUS Fund	July 31, 2019
PIMCO Real Return Fund	July 31, 2019
PIMCO RealEstateRealReturn Strategy Fund	July 31, 2019
PIMCO Short Asset Investment Fund	July 31, 2019
PIMCO Short Duration Municipal Income Fund	July 31, 2019
PIMCO Short-Term Fund	July 31, 2019
PIMCO StocksPLUS® Absolute Return Fund	July 31, 2019
PIMCO StocksPLUS® Small Fund	July 31, 2019
PIMCO StocksPLUS® Short Fund	July 31, 2019
PIMCO StocksPLUS® Fund	July 31, 2019
PIMCO StocksPLUS® International Fund (Unhedged)	July 31, 2019
PIMCO StocksPLUS® International Fund (U.S. Dollar Hedged)	July 31, 2019
PIMCO StocksPLUS® Long Duration Fund	July 31, 2019
PIMCO Strategic Bond Fund	July 31, 2019
PIMCO Total Return Fund	July 31, 2019
PIMCO Total Return Fund II	July 31, 2019
PIMCO Total Return Fund IV	July 31, 2019
PIMCO Total Return ESG Fund	July 31, 2019
PIMCO TRENDS Managed Futures Strategy Fund	July 31, 2019

Accepted and Agreed to:

PIMCO FUNDS By: Vice President	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC By: Managing Director